Press Release

RLJ Lodging Trust Reports First Quarter 2018 Results

- Sold the Sheraton Philadelphia Society Hill Hotel for $95.5 million
- Redeemed $524.0 million of Senior Secured Notes
- Strengthened balance sheet with successful amendment of three unsecured term loans

Bethesda, MD, May 9, 2018 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2018.

Highlights

•	Sold the Sheraton Philadelphia Society Hill Hotel for $95.5 million, representing a 14.7x EBITDA multiple and a 5.6% cap rate on 2017 results

•	Redeemed $524.0 million of 5.625% Senior Secured Notes due 2023

•	Improved debt maturity profile and reduced pricing by amending three unsecured term loans with an aggregate principal amount of $775.0 million

•	Pro forma RevPAR decreased 0.7%, Pro forma ADR decreased 0.8%, and Pro forma Occupancy increased 0.1%

•	Net income of $23.9 million

•	Adjusted EBITDA of $115.8 million

•	Adjusted FFO per diluted common share and unit of $0.47

“We are pleased with our start to 2018, as our first quarter operating and financial results exceeded our expectations driven by strengthening leisure and corporate transient demand,” commented Ross H. Bierkan, President and Chief Executive Officer. “We also made significant progress on our key strategic initiatives, particularly in terms of asset sales and debt reduction. During the quarter, we completed the sale of the Sheraton Philadelphia at an attractive valuation and successfully redeemed the legacy FelCor secured bonds. With an active disposition pipeline and other key initiatives on track, we expect to build on this momentum as we continue to unlock meaningful value going forward.”

Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are Pro forma. The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Net income for the three months ended March 31, 2018, increased $2.1 million to $23.9 million, representing a 9.7% increase over the comparable period in 2017.

Pro forma RevPAR for the three months ended March 31, 2018, decreased 0.7% over the comparable period in 2017, driven by a Pro forma ADR decrease of 0.8%, and by a Pro forma Occupancy increase of 0.1%. Excluding the headwinds from the Super Bowl in Houston, inauguration events in Washington DC, and renovation displacement, RevPAR would have been up 170 basis points. Three of the Company's markets achieved double digit RevPAR growth, Philadelphia, Orlando, and Chicago, which experienced RevPAR growth of 16.8%, 11.7%, 11.0%, respectively.

Pro forma Hotel EBITDA Margin for the three months ended March 31, 2018, decreased 177 basis points over the comparable period in 2017 to 29.3%. Increases in real estate taxes and insurance impacted Pro forma Hotel EBITDA Margin by approximately 80 basis points.

Pro forma Hotel EBITDA for the three months ended March 31, 2018, decreased $8.3 million to $124.0 million, representing a 6.3% decrease over the comparable period in 2017. For the three months ended March 31, 2017, Pro forma Hotel EBITDA includes prior ownership of $46.8 million from the hotel properties acquired pursuant to the FelCor merger.

Adjusted FFO for the three months ended March 31, 2018, increased $17.0 million to $81.5 million, representing a 26.4% increase over the comparable period in 2017.

Adjusted FFO per diluted common share and unit for the three months ended March 31, 2018, decreased $0.05 to $0.47, representing a 9.6% decrease over the comparable period in 2017.

Adjusted EBITDA for the three months ended March 31, 2018, increased $36.8 million to $115.8 million, representing a 46.7% increase over the comparable period in 2017.

Non-recurring items and other adjustments which were noteworthy for the three months ended March 31, 2018, include a gain on extinguishment of indebtedness of $7.7 million.

Non-recurring items are included in net income but are excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing of non-recurring items is provided in the Non-GAAP reconciliation tables located in this press release.

Net cash flow from operating activities for the three months ended March 31, 2018, totaled $51.0 million, compared to $49.9 million for the comparable period in 2017.

Dispositions
During the three months ended March 31, 2018, the Company sold the 229-room Embassy Suites Boston - Marlborough for $23.7 million in February 2018 and the 364-room Sheraton Philadelphia Society Hill for $95.5 million in March 2018. In aggregate, the Company has sold three legacy FelCor hotel properties since the merger with FelCor closed for almost $300 million at a combined 2017 EBITDA multiple of 15.2x.

Balance Sheet
On January 25, 2018, the Company amended three of its unsecured term loans with an aggregate amount of $775.0 million. The maturity dates on the Company's $400.0 million unsecured term loan initially due March 2019, and $225.0 million unsecured term loan initially due November 2019, were extended to January 2023 and both term loans were amended with more favorable pricing. The Company's $150.0 million unsecured term loan due January 2022 was also amended with more favorable pricing.

On March 9, 2018, the Company completed the early redemption of all of the outstanding 5.625% Senior Secured Notes due 2023 issued by FelCor Lodging Limited Partnership in the principal amount of $524.0 million.

As of March 31, 2018, the Company had $401.9 million of unrestricted cash on its balance sheet, $300.0 million available on its revolving credit facility, and $2.6 billion of debt outstanding.

The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve-month period ended March 31, 2018, was 4.0 times (excluding preferred equity).

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.33 per common share of beneficial interest in the first quarter. The dividend was paid on April 13, 2018, to shareholders of record as of March 29, 2018.

The Company's Board of Trustees declared a preferred dividend of $0.4875 on its Series A cumulative convertible preferred shares. The dividend was paid on April 30, 2018, to shareholders of record as of March 29, 2018.

Subsequent Events
On April 6, 2018, the Company paid down its revolving credit facility by $50.0 million. Following the payment, the remaining outstanding balance on the revolving credit facility was $250.0 million.

On April 10, 2018, the Company announced that President and Chief Executive Officer Ross H. Bierkan will retire from the Company, effective at the end of the term of his existing employment agreement on August 22, 2018. In alignment with the Board’s executive succession planning, the Board of Trustees has named Leslie D. Hale as President and Chief Executive Officer, effective August 22, 2018.

2018 Outlook
The Company’s outlook includes all hotels owned as of May 9, 2018. Potential future acquisitions or dispositions could result in a material change to the Company’s outlook. The 2018 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

Key revisions to the Company's full year 2018 guidance reflect:

•	An increase to the low-end of the Pro forma RevPAR growth range by 50 basis points based on first quarter operating performance.

•	A net reduction to Pro forma Consolidated Hotel EBITDA and Adjusted EBITDA by $5 million at the midpoint driven by:

–	A $4 million increase to the low-end of Pro forma Consolidated Hotel EBITDA and Adjusted EBITDA based on first quarter operating performance.

–	A $7 million reduction to Pro forma Consolidated Hotel EBITDA and Adjusted EBITDA due to the sale of the Sheraton Philadelphia Society Hill Hotel.

Additionally, key assumptions underlying the Company's full year 2018 guidance that remain unchanged:

•	Approximately 100 basis points of renovation related RevPAR disruption.

•	RevPAR headwinds related to tough comps from last year's hurricane recovery efforts of approximately 50 basis points.

•	Margin impact from property real estate taxes and insurance increases, partially driven by the impact from Proposition 13 on FelCor's California hotels, of approximately 60 to 70 basis points.

For the full year 2018, the Company anticipates:

	Current Outlook	Prior Outlook
Pro forma RevPAR growth	-0.5% to +1.0%	-1.0% to +1.0%
Pro forma Hotel EBITDA Margin	31.25% to 32.5%	31.25% to 32.5%
Pro forma Consolidated Hotel EBITDA	$562M to $593M	$565M to $600M
Adjusted EBITDA	$524M to $555M	$527M to $562M
Corporate Cash General & Administrative	$37M to $39M	$37M to $39M

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on May 10, 2018, at 9:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201)
493-6780 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations page of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio consists of 155 hotels with approximately 30,200 rooms located in 26 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of
1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs, and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the
Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contacts:
Leslie D. Hale, Chief Operating Officer and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts
(“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA") is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”).

Adjustments to FFO and EBITDAre
The Company adjusts FFO and EBITDAre for certain items that the Company considers outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDAre for the following items:

•	Transaction Costs: The Company excludes transaction costs expensed during the period.

•	Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation and non-cash income taxes.

•
Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses. The Company excludes hurricane-related costs not reimbursed by insurance, property-level severance costs, debt modification and extinguishment costs, and other income and expenses outside the normal course of operations.

The Company previously presented Adjusted EBITDA in a similar manner, with the exception of the adjustments for noncontrolling interests in consolidated joint ventures, which totaled less than $0.1 million for the three months ended March 31, 2017. The rationale for including 100% of Adjusted EBITDA for consolidated joint ventures with noncontrolling interests is that the full amount of any debt of these consolidated joint ventures is reported in our consolidated balance sheet and metrics using debt to EBITDA provide a better understanding of the Company’s leverage. This is also consistent with NAREIT’s definition of EBITDAre.

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of its third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of any non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
For the three months ended March 31, 2018, no hotels were acquired.

The Company acquired the following hotels in August 2017 in conjunction with the FelCor merger:

•	DoubleTree Suites by Hilton Austin

•	DoubleTree Suites by Hilton Orlando - Lake Buena Vista

•	Embassy Suites Atlanta - Buckhead

•	Embassy Suites Birmingham

•	Embassy Suites Boston - Marlborough

•	Embassy Suites Dallas - Love Field

•	Embassy Suites Deerfield Beach - Resort & Spa

•	Embassy Suites Fort Lauderdale 17th Street

•	Embassy Suites Los Angeles - International Airport/South

•	Embassy Suites Mandalay Beach - Hotel & Resort

•	Embassy Suites Miami - International Airport

•	Embassy Suites Milpitas Silicon Valley

•	Embassy Suites Minneapolis - Airport

•	Embassy Suites Myrtle Beach - Oceanfront Resort

•	Embassy Suites Napa Valley

•	Embassy Suites Orlando - International Drive South/Convention Center

•	Embassy Suites Phoenix - Biltmore

•	Embassy Suites San Francisco Airport - South San Francisco

•	Embassy Suites San Francisco Airport - Waterfront

•	Embassy Suites Secaucus - Meadowlands

•	Hilton Myrtle Beach Resort

•	Holiday Inn San Francisco - Fisherman's Wharf

•	San Francisco Marriott Union Square

•	DoubleTree by Hilton Burlington Vermont, formerly the Sheraton Burlington Hotel & Conference Center

•	Sheraton Philadelphia Society Hill Hotel

•	The Fairmont Copley Plaza

•	The Knickerbocker, New York

•	The Mills House Wyndham Grand Hotel, Charleston

•	The Vinoy Renaissance St. Petersburg Resort & Golf Club

•	Wyndham Boston Beacon Hill

•	Wyndham Houston - Medical Center Hotel & Suites

•	Wyndham New Orleans - French Quarter

•	Wyndham Philadelphia Historic District

•	Wyndham Pittsburgh University Center

•	Wyndham San Diego Bayside

•	Wyndham Santa Monica At the Pier

Pro forma adjustments: Sold hotels
For the three months ended March 31, 2018, the following hotels were sold:

•	Embassy Suites Boston - Marlborough was sold in February 2018

•	Sheraton Philadelphia Society Hill Hotel was sold in March 2018

For the year ended December 31, 2017, the following hotel was sold:
•The Fairmont Copley Plaza was sold in December 2017

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Investment in hotel properties, net	$5,636,933	$5,791,925
Investment in unconsolidated joint ventures	23,254	23,885
Cash and cash equivalents	401,943	586,470
Restricted cash reserves	76,380	72,606
Hotel and other receivables, net of allowance of $577 and $510, respectively	76,833	60,011
Deferred income tax asset, net	57,457	56,761
Intangible assets, net	128,794	133,211
Prepaid expense and other assets	85,412	69,936
Total assets	$6,487,006	$6,794,805
Liabilities and Equity
Debt, net	$2,621,737	$2,880,488
Accounts payable and other liabilities	192,352	225,664
Deferred income tax liability	5,547	5,547
Advance deposits and deferred revenue	37,337	30,463
Accrued interest	15,059	17,081
Distributions payable	65,574	65,284
Total liabilities	2,937,606	3,224,527
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at March 31, 2018 and December 31, 2017	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 175,205,952 and 174,869,046 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1,752	1,749
Additional paid-in capital	3,210,185	3,208,002
Accumulated other comprehensive income	26,703	8,846
Distributions in excess of net earnings	(123,144)	(82,566)
Total shareholders’ equity	3,482,432	3,502,967
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	11,540	11,700
Noncontrolling interest in the Operating Partnership	10,998	11,181
Total noncontrolling interest	22,538	22,881
Preferred equity in a consolidated joint venture, liquidation value of $45,458 and $45,430 at March 31, 2018 and December 31, 2017, respectively	44,430	44,430
Total equity	3,549,400	3,570,278
Total liabilities and equity	$6,487,006	$6,794,805

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended March 31,
	2018	2017
Revenue
Operating revenue
Room revenue	$357,645	$224,965
Food and beverage revenue	52,195	26,691
Other revenue	19,753	8,576
Total revenue	$429,593	$260,232
Expense
Operating expense
Room expense	$89,969	$51,922
Food and beverage expense	41,263	19,297
Management and franchise fee expense	35,676	26,913
Other operating expense	106,123	57,823
Total property operating expense	273,031	155,955
Depreciation and amortization	61,408	38,665
Property tax, insurance and other	34,499	19,158
General and administrative	10,913	9,123
Transaction costs	1,672	625
Total operating expense	381,523	223,526
Operating income	48,070	36,706
Other income	1,093	140
Interest income	1,230	485
Interest expense	(28,701)	(14,328)
Gain on extinguishment of indebtedness	7,659	—
Income before equity in loss from unconsolidated joint ventures	29,351	23,003
Equity in loss from unconsolidated joint ventures	(381)	—
Income before income tax expense	28,970	23,003
Income tax expense	(1,342)	(1,166)
Income from operations	27,628	21,837
Loss on sale of hotel properties	(3,734)	(60)
Net income	23,894	21,777
Net loss (income) attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	234	66
Noncontrolling interest in the Operating Partnership	(73)	(85)
Preferred distributions - consolidated joint venture	(366)	—
Net income attributable to RLJ	23,689	21,758
Preferred dividends	(6,279)	—
Net income attributable to common shareholders	$17,410	$21,758
Basic per common share data:
Net income per share attributable to common shareholders	$0.10	$0.17
Weighted-average number of common shares	174,193,671	123,734,173
Diluted per common share data:
Net income per share attributable to common shareholders	$0.10	$0.17
Weighted-average number of common shares	174,268,815	123,841,400

Note:
The Statements of Comprehensive Income and corresponding notes can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

FFO Attributable to Common Shareholders and Unitholders

	For the three months ended March 31,
	2018	2017
Net income	$23,894	$21,777
Preferred dividends	(6,279)	—
Preferred distributions - consolidated joint venture	(366)	—
Depreciation and amortization	61,408	38,665
Loss on sale of hotel properties	3,734	60
Noncontrolling interest in consolidated joint ventures	234	66
Adjustments related to consolidated joint ventures (1)	(75)	(33)
Adjustments related to unconsolidated joint ventures (2)	668	—
FFO	83,218	60,535
Transaction costs	1,672	625
Gain on extinguishment of indebtedness	(7,659)	—
Amortization of share-based compensation	2,514	2,334
Non-cash income tax expense	1,103	938
Other expenses (3)	622	—
Adjusted FFO	$81,470	$64,432

Adjusted FFO per common share and unit-basic	$0.47	$0.52
Adjusted FFO per common share and unit-diluted	$0.47	$0.52

Basic weighted-average common shares and units outstanding (4)	174,968	124,293
Diluted weighted-average common shares and units outstanding (4)	175,043	124,400

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2)  Includes our ownership interest of the depreciation and amortization expense of the unconsolidated joint ventures.
(3) Represents income and expenses outside of the normal course of operations, including debt modification costs, hurricane-related costs that are not reimbursed by insurance, and activist shareholder costs.
(4)  Includes 0.8 million and 0.6 million weighted-average operating partnership units for the three month periods ended March 31, 2018 and 2017, respectively.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended March 31,
	2018	2017
Net income	$23,894	$21,777
Depreciation and amortization	61,408	38,665
Interest expense, net (1)	27,471	14,317
Income tax expense	1,342	1,166
Adjustments related to unconsolidated joint ventures (2)	795	—
EBITDA	114,910	75,925
Loss on sale of hotel properties	3,734	60
EBITDAre	118,644	75,985
Transaction costs	1,672	625
Gain on extinguishment of indebtedness	(7,659)	—
Amortization of share-based compensation	2,514	2,334
Other expenses (3)	622	—
Adjusted EBITDA	115,793	78,944
General and administrative (4)	8,399	6,789
Other corporate adjustments	381	1
Consolidated Hotel EBITDA	124,573	85,734
Pro forma adjustments - income from sold hotels	(579)	(173)
Pro forma adjustments - income from prior ownership of acquired hotels (5)	—	46,758
Pro forma Consolidated Hotel EBITDA	123,994	132,319
Pro forma adjustments - income from non-comparable hotels	—	—
Pro forma Hotel EBITDA	$123,994	$132,319

Note:
(1) Excludes amounts attributable to investment in loans of $0.5 million for the three months ended March 31, 2017.
(2) Includes our ownership share of the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(3) Represents income and expenses outside of the normal course of operations, including debt modification costs, hurricane-related costs that are not reimbursed by insurance, and activist shareholder costs.
(4) General and administrative expenses exclude amortization of share-based compensation reflected in Adjusted EBITDA.
(5) The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended March 31,
	2018	2017
Total revenue	$429,593	$260,232
Pro forma adjustments - revenue from sold hotels	(5,897)	(10)
Pro forma adjustments - revenue from prior ownership of acquired hotels (1)	—	165,779
Other corporate adjustments / non-hotel revenue	(413)	(15)
Pro forma Hotel Revenue	$423,283	$425,986

Pro forma Hotel EBITDA	$123,994	$132,319

Pro forma Hotel EBITDA Margin	29.3%	31.1%

(1) The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of March 31, 2018 (2)
Secured Debt
Scotiabank - 1 hotel	4	Nov 2018	Floating	4.61%	$85,000
Wells Fargo - 4 hotels	3	Oct 2021	Floating (3)	4.06%	150,000
Wells Fargo - 4 hotels	2	Mar 2022	Floating (3)	4.04%	142,500
Wells Fargo - 1 hotel	10	Jun 2022	Fixed	5.25%	31,892
PNC - 3 hotels	10	Oct 2022	Fixed	4.95%	83,947
Wells Fargo - 1 hotel	10	Oct 2022	Fixed	4.95%	33,305
Prudential - 1 hotel	10	Oct 2022	Fixed	4.94%	29,422
PNC - 5 hotels	5	Mar 2023	Floating	3.98%	85,000
Weighted-Average / Secured Total				4.38%	$641,066

Unsecured Debt
Revolver (4)	4	Apr 2021	Floating	3.38%	$300,000
$400 Million Term Loan Maturing 2021	5	Apr 2021	Floating (3)(5)	3.03%	400,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (3)	3.43%	150,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)(5)	3.14%	400,000
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating (3)	3.44%	225,000
Senior Unsecured Notes	10	Jun 2025	Fixed	6.00%	475,000
Weighted-Average / Unsecured Total				3.91%	$1,950,000

Weighted-Average / Gross Debt				4.02%	$2,591,066

Note:
(1) Interest rates as of March 31, 2018.
(2) Excludes the impact of fair value adjustments and deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) As of March 31, 2018, there was $300.0 million of borrowing capacity on the revolver, which is charged an unused commitment fee of 0.30%
annually.
(5) Reflects interest rate swap on $350.0 million.

RLJ Lodging Trust
Pro forma Operating Statistics - Top 60 Assets
(unaudited)

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
Marriott Louisville Downtown	Louisville, KY	616	$13,108
The Knickerbocker New York	New York, NY	330	12,125
San Francisco Marriott Union Square	San Francisco, CA	401	9,749
Wyndham San Diego Bayside	San Diego, CA	600	9,611
The Vinoy Renaissance St. Petersburg Resort & Golf Club	St Petersburg, FL	362	9,177
Wyndham Boston Beacon Hill	Boston, MA	304	9,160
DoubleTree Metropolitan Hotel New York City	New York, NY	764	9,145
Embassy Suites San Francisco Airport - Waterfront	Burlingame, CA	340	8,850
Embassy Suites Los Angeles - International Airport South	El Segundo, CA	349	8,809
Courtyard Austin Downtown Convention Center	Austin, TX	270	8,794
The Mills House Wyndham Grand Hotel	Charleston, SC	216	8,713
Courtyard Portland City Center	Portland, OR	256	8,295
Embassy Suites Mandalay Beach - Hotel & Resort	Oxnard, CA	250	8,252
Embassy Suites Tampa Downtown Convention Center	Tampa, FL	360	8,196
DoubleTree Grand Key Resort	Key West, FL	216	7,767
Hilton Myrtle Beach Resort	Myrtle Beach, SC	385	7,705
Embassy Suites Fort Lauderdale 17th Street	Fort Lauderdale, FL	361	7,628
Wyndham New Orleans - French Quarter	New Orleans, LA	374	7,591
Embassy Suites Myrtle Beach - Oceanfront Resort	Myrtle Beach, SC	255	6,976
Embassy Suites Napa Valley	Napa, CA	205	6,945
Wyndham Philadelphia Historic District	Philadelphia, PA	364	6,927
Residence Inn Palo Alto Los Altos	Los Altos, CA	156	6,717
Embassy Suites San Francisco Airport - South San Francisco	South San Francisco, CA	312	6,595
Courtyard Chicago Downtown Magnificent Mile	Chicago, IL	306	6,513
Wyndham Santa Monica At the Pier	Santa Monica, CA	132	6,390
Courtyard San Francisco	San Francisco, CA	166	6,343
Hyatt House Emeryville San Francisco Bay Area	Emeryville, CA	234	6,289
Embassy Suites Deerfield Beach - Resort & Spa	Deerfield Beach, FL	244	6,168
Fairfield Inn & Suites Washington DC Downtown	Washington, DC	198	6,118
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	6,098
Hilton Cabana Miami Beach	Miami Beach, FL	231	5,946
Hilton Garden Inn San Francisco Oakland Bay Brg	Emeryville, CA	278	5,847
Hyatt House San Jose Silicon Valley	San Jose, CA	164	5,812
Embassy Suites Milpitas Silicon Valley	Milpitas, CA	266	5,666
DoubleTree Suites by Hilton Austin	Austin, TX	188	5,623
Wyndham Houston - Medical Center Hotel & Suites	Houston, TX	287	5,582
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	5,550
Hyatt House Santa Clara	Santa Clara, CA	150	5,548
Embassy Suites Boston Waltham	Waltham, MA	275	5,488
Embassy Suites Los Angeles Downey	Downey, CA	220	5,287
Courtyard Waikiki Beach	Honolulu, HI	403	5,236
Renaissance Fort Lauderdale Plantation Hotel	Plantation, FL	250	5,184
Residence Inn Bethesda Downtown	Bethesda, MD	188	5,131
Embassy Suites Atlanta - Buckhead	Atlanta, GA	316	5,088
Embassy Suites Irvine Orange County	Irvine, CA	293	4,963
Residence Inn Austin Downtown Convention Center	Austin, TX	179	4,858
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	4,838
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,812
Homewood Suites Washington DC Downtown	Washington, DC	175	4,692
Courtyard Charleston Historic District	Charleston, SC	176	4,660
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	4,644
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	4,641
Embassy Suites Orlando - International Drive South/Convention Center	Orlando, FL	244	4,440
Embassy Suites Dallas - Love Field	Dallas, TX	248	4,171
Hyatt Place Washington DC Downtown K Street	Washington, DC	164	4,122
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	4,019
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	3,984
Residence Inn National Harbor Washington DC	Oxon Hill, MD	162	3,909
Wyndham Pittsburgh University Center	Pittsburgh, PA	251	3,892
Embassy Suites Phoenix - Biltmore	Phoenix, AZ	232	3,733
Top 60 Assets		16,505	388,120
Other (95 Assets)		13,705	199,992
Total Portfolio		30,210	$588,112
Note: For the trailing twelve months ended March 31, 2018. Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. Amounts in thousands, except rooms. The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust
Pro forma Operating Statistics

For the three months ended March 31, 2018 and March 31, 2017

Top Markets	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
South Florida	13	91.6%	88.1%	4.0%	$224.98	$216.86	3.7%	$206.18	$191.01	7.9%
Northern California	14	78.8%	80.8%	(2.5)%	215.57	219.97	(2.0)%	169.85	177.79	(4.5)%
Southern California	9	84.0%	83.4%	0.8%	172.02	172.93	(0.5)%	144.47	144.14	0.2%
Austin	14	76.6%	79.5%	(3.7)%	178.24	183.11	(2.7)%	136.58	145.66	(6.2)%
Houston	11	73.2%	72.4%	1.1%	144.90	164.68	(12.0)%	106.06	119.26	(11.1)%
Washington, DC	8	74.6%	70.2%	6.4%	172.66	191.63	(9.9)%	128.85	134.44	(4.2)%
Denver	13	67.6%	69.3%	(2.4)%	129.22	127.32	1.5%	87.41	88.24	(0.9)%
Chicago	14	59.5%	54.1%	10.0%	121.87	120.81	0.9%	72.49	65.30	11.0%
Louisville	5	58.7%	60.6%	(3.2)%	140.42	148.82	(5.6)%	82.37	90.22	(8.7)%
New York City	5	83.6%	79.8%	4.7%	174.62	172.28	1.4%	145.91	137.55	6.1%
Other	49	72.8%	74.2%	(1.9)%	162.61	161.03	1.0%	118.43	119.49	(0.9)%
Total	155	75.2%	75.1%	0.1%	$172.89	$174.37	(0.8)%	$130.01	$130.97	(0.7)%

Service Level	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Focused-Service	102	74.1%	73.3%	1.0%	$156.87	$161.43	(2.8)%	$116.20	$118.40	(1.9)%
Compact Full-Service	48	78.7%	78.9%	(0.2)%	189.38	188.19	0.6%	149.03	148.39	0.4%
Full-Service	5	59.1%	62.2%	(5.0)%	171.17	167.23	2.4%	101.15	104.00	(2.7)%
Total	155	75.2%	75.1%	0.1%	$172.89	$174.37	(0.8)%	$130.01	$130.97	(0.7)%

Chain Scale	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Upper Upscale	39	75.8%	76.0%	(0.3)%	$194.42	$192.64	0.9%	$147.39	$146.42	0.7%
Upscale	98	75.3%	75.1%	0.2%	159.76	162.60	(1.8)%	120.24	122.14	(1.6)%
Upper Midscale	16	73.0%	73.4%	(0.5)%	158.95	165.67	(4.1)%	116.01	121.54	(4.5)%
Other	2	70.4%	63.4%	11.2%	229.53	233.83	(1.8)%	161.63	148.13	9.1%
Total	155	75.2%	75.1%	0.1%	$172.89	$174.37	(0.8)%	$130.01	$130.97	(0.7)%

Flags	# of Hotels	Occupancy			ADR			RevPAR
		2018	2017	Var	2018	2017	Var	2018	2017	Var
Residence Inn	29	75.9%	75.3%	0.8%	$154.55	$157.58	(1.9)%	$117.36	$118.69	(1.1)%
Courtyard	24	74.6%	74.4%	0.4%	157.14	162.82	(3.5)%	117.29	121.07	(3.1)%
Embassy Suites	23	79.9%	80.1%	(0.2)%	191.30	189.02	1.2%	152.93	151.39	1.0%
Hyatt House	11	81.5%	78.1%	4.3%	173.64	173.94	(0.2)%	141.47	135.91	4.1%
Hilton Garden Inn	8	73.6%	70.8%	4.0%	162.10	164.30	(1.3)%	119.31	116.28	2.6%
SpringHill Suites	8	63.6%	67.6%	(5.9)%	125.60	134.72	(6.8)%	79.92	91.12	(12.3)%
Wyndham	8	74.2%	73.6%	0.9%	160.66	163.14	(1.5)%	119.25	120.05	(0.7)%
Fairfield Inn & Suites	7	72.5%	72.4%	0.2%	159.73	173.57	(8.0)%	115.81	125.60	(7.8)%
Hampton Inn	7	74.0%	70.8%	4.5%	144.10	145.09	(0.7)%	106.59	102.75	3.7%
Marriott	6	64.8%	67.8%	(4.5)%	196.25	201.09	(2.4)%	127.09	136.35	(6.8)%
DoubleTree	6	80.2%	83.7%	(4.2)%	177.51	171.02	3.8%	142.32	143.13	(0.6)%
Renaissance	4	77.8%	75.3%	3.4%	206.64	204.02	1.3%	160.80	153.54	4.7%
Hyatt Place	3	75.4%	77.6%	(2.8)%	169.51	177.76	(4.6)%	127.82	137.96	(7.3)%
Homewood Suites	2	66.9%	71.5%	(6.3)%	162.11	179.28	(9.6)%	108.51	128.12	(15.3)%
Hilton	2	64.4%	61.4%	4.8%	186.11	170.11	9.4%	119.83	104.49	14.7%
Hyatt	2	81.8%	80.0%	2.2%	200.37	201.14	(0.4)%	163.86	160.96	1.8%
Other	5	71.4%	71.9%	(0.7)%	197.16	199.01	(0.9)%	140.69	143.00	(1.6)%
Total	155	75.2%	75.1%	0.1%	$172.89	$174.37	(0.8)%	$130.01	$130.97	(0.7)%
Note: Results reflect 100% of the financial results of three consolidated joint ventures and exclude the Chateau LeMoyne-French Quarter New Orleans, which is an unconsolidated hotel. The information above includes results for periods prior to the Company's ownership. Wyndham hotels reclassified to Upscale to conform with Smith Travel Research chain scale definitions. The information has not been audited and is presented only for comparison purposes.